UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On December 21, 2016, Amicus Therapeutics, Inc. (the “Company”) issued $250 million aggregate principal amount of 3.00% Convertible Senior Notes due 2023 (the “Notes”), which amount includes the exercise in full of the $25 million over-allotment option granted to the initial purchasers of the Notes, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes bear interest at a fixed rate of 3.00% per year, payable semiannually on June 15 and December 15 of each year, beginning on June 15, 2017.  The Notes will mature on December 15, 2023, unless earlier repurchased, redeemed, or converted in accordance with their terms.  The Notes are convertible at the option of the holders, under certain circumstances and during certain periods, into cash, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), or a combination thereof and may be settled as described below.

The net proceeds from the Note Offering were approximately $243.0 million, after deducting fees and estimated expenses payable by the Company.  The Company used a portion of the net proceeds from the Note Offering to pay the cost of the Capped Call Transactions described below, and approximately $88.2 million of the net proceeds from the Note Offering to refinance existing unsecured debt described below.  The Company intends to use the remainder of the net proceeds for general corporate purposes.

The Company issued the Notes pursuant to an indenture dated as of December 21, 2016 (the “Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee.

Prior to the close of business on the business day immediately preceding September 15, 2023, the Notes are convertible at the option of the holders of the Notes only under certain conditions. On or after September 15, 2023, until the close of business on the second business day immediately preceding the maturity date, holders of the Notes may convert their Notes at their option at the conversion rate then in effect, irrespective of these conditions.  The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at its election.  The conversion rate will initially be 163.3987 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $6.12 per share of Common Stock).  The conversion rate is subject to customary adjustments upon the occurrence of certain events.  The Company may redeem for cash all or part of the Notes, at its option, on or after December 19, 2020, under certain circumstances at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the Indenture).

If the Company undergoes a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured indebtedness and will rank senior in right of payment to any indebtedness that is expressly subordinated to the Notes. The Notes will also be effectively subordinated to all of the Company’s existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities (including trade payables) of its subsidiaries, but will not be expressly subordinated to the Company’s trade payables.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Capped Call Transactions

In connection with the pricing of the Notes on December 15, 2016, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Goldman, Sachs & Co., JPMorgan Chase Bank, National Association and Royal Bank of Canada (the “Option Counterparties”), and in connection with the exercise in full of the over-allotment option granted to the initial purchasers of the Notes, on December 19, 2016, the Company entered into additional capped call transactions (such additional capped call transactions, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Option Counterparties. The Company used approximately $13.5 million of the net proceeds from the Note Offering to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of Notes and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Common Stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The Capped Call Transactions have an initial cap price of $7.20 per share, which represents a premium of approximately 50% over the closing price of the Company’s Common Stock on The NASDAQ Global Market on December 15, 2016, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that will underlie the Notes.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the Capped Call Transactions, but the Company will be entitled to receive from the Option Counterparties a number of shares of Common Stock, an amount of cash or a combination thereof based on the amount by which the market price per share of Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the applicable strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions, with such number of shares of Common Stock and/or amount of cash subject to a cap. If the Notes, or portions thereof, are converted prior to the 65th scheduled trading day prior to the maturity date of the Notes, then the Capped Call Transactions, or the corresponding portions thereof, will be subject to early termination, and, in lieu of the payments and deliveries described above, the Company would be entitled to receive an amount based generally on the fair value of the Capped Call Transactions at such time.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect the rights of the holders of the Notes under the Notes.  A holder of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the text of the Capped Call Transactions, copies of which are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K.

Refinance of Existing Unsecured Debt

On December 15, 2016, the Company and Amicus Therapeutics International Holding LTD, a private limited company incorporated under the laws of England and Wales and wholly owned subsidiary of the Company (“Amicus International”), entered into Note Purchase Agreements (the “Note Purchase Agreements”) with each of GCM Grosvenor Special Opportunities Fund, Ltd. (“GCM”), Redmile Capital Fund, LP, Redmile Capital Offshore Fund, Ltd., Redmile Capital Offshore Fund II, Ltd., Redmile Special Opportunities Fund, Ltd. and P. Redmile Ltd. (the “Redmile Entities,” and together with GCM, the “Holders”), pursuant to which the Company agreed to purchase notes issued by Amicus International and held by the Holders (each, an “Amicus UK Note”), under that certain Note and Warrant Purchase Agreement, dated as of February 19, 2016, entered into by and among Amicus Therapeutics

UK Limited (“Amicus UK”), the Company and each of the purchasers named therein (as amended by that certain Joinder to and Amendment of Note and Warrant Purchase Agreement, dated June 30, 2016, by and among the Company, Amicus UK, Amicus International and the purchasers named therein, the “Note and Warrant Purchase Agreement”). Pursuant to the Note Purchase Agreements, the Company agreed to purchase each Amicus UK Note from the Holders at par, plus all accrued and unpaid interest as of the date of such purchase. Such purchases were consummated on December 21, 2016. The aggregate principal amount of the Amicus UK Notes is equal to $65 million.

Additionally, on December 15, 2016, the Company sent a Notice of Repurchase to the Redmile Entities (the “Notice of Repurchase”), which was subsequently acknowledged by the Redmile Entities. Pursuant to the Notice of Repurchase, the Company agreed to prepay all outstanding principal and accrued and unpaid interest on the notes issued by the Company and held by the Redmile Entities (the “Amicus US Notes”), under the Note and Warrant Purchase Agreement. The aggregate principal amount of the Amicus US Notes is equal to $15 million. Such prepayment was made on December 21, 2016.

The description of the Note Purchase Agreements above is qualified in its entirety by reference to the text of the Note Purchase Agreements, copies of which are attached as Exhibits 10.7 through 10.12 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the Note Purchase Agreements and the Notice of Repurchase set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Note Purchase Agreements and the Notice of Repurchase terminate the Note and Warrant Purchase Agreement with respect to notes issued by the Company and Amicus International and held by the Holders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Indenture and the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The maximum number of shares of Common Stock issuable upon conversion of the Notes is 52,083,325, subject to adjustment in accordance with the terms of the Indenture.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On December 21, 2016, the Company issued a press release announcing the closing of the Note Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: December 21, 2016	By:	/s/ ELLEN S. ROSENBERG
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated December 21, 2016, by and between Amicus Therapeutics, Inc. and Wilmington Trust, National Association as trustee
4.2	Form of 3.00% Convertible Senior Note due 2023 (included in Exhibit 4.1)
10.1	Base Capped Call Transaction, dated December 15, 2016, by and between Amicus Therapeutics, Inc. and Goldman, Sachs & Co.
10.2	Base Capped Call Transaction, dated December 15, 2016, by and between Amicus Therapeutics, Inc. and JPMorgan Chase Bank, National Association
10.3	Base Capped Call Transaction, dated December 15, 2016, by and between Amicus Therapeutics, Inc. and Royal Bank of Canada
10.4	Additional Capped Call Transaction, dated December 19, 2016, by and between Amicus Therapeutics, Inc. and Goldman, Sachs & Co.
10.5	Additional Capped Call Transaction, dated December 19, 2016, by and between Amicus Therapeutics, Inc. and JPMorgan Chase Bank, National Association
10.6	Additional Capped Call Transaction, dated December 19, 2016, by and between Amicus Therapeutics, Inc. and Royal Bank of Canada
10.7	Note Purchase Agreement, dated December 15, 2016, by and among Amicus Therapeutics, Inc., Amicus Therapeutics International Holding LTD and P Redmile Ltd.
10.8	Note Purchase Agreement, dated December 15, 2016, by and among Amicus Therapeutics, Inc., Amicus Therapeutics International Holding LTD and Redmile Capital Offshore Fund, Ltd.
10.9	Note Purchase Agreement, dated December 15, 2016, by among Amicus Therapeutics, Inc., Amicus Therapeutics International Holding LTD and Redmile Capital Offshore Fund II, Ltd.
10.10	Note Purchase Agreement, dated December 15, 2016, by and among Amicus Therapeutics, Inc., Amicus Therapeutics International Holding LTD and Redmile Special Opportunities Fund, Ltd.
10.11	Note Purchase Agreement, dated December 15, 2016, by and among Amicus Therapeutics, Inc., Amicus Therapeutics International Holding LTD and Redmile Capital Fund, LP
10.12	Note Purchase Agreement, dated December 15, 2016, by and between Amicus Therapeutics International Holding LTD and GCM Grosvenor Special Opportunities Master Fund, Ltd.
99.1	Press Release dated December 21, 2016 titled “Amicus Therapeutics Announces Closing of Offering of Senior Convertible Notes and Exercise in Full of Option to Purchase Additional Notes”